Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Jocelyn Johnson	John Chang
+ 1 (202) 295-4299	+ 1 (202) 295-4212
jajohnson@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports Third Quarter 2023 Results and Increases its Regular Quarterly Dividend on its Common Stock

Financial and Business Highlights

•	Service revenue increased from Q2 2023 to Q3 2023 by 14.9% to $275.4 million and increased from Q3 2022 to Q3 2023 by 83.6%.
o	Service revenue, on a constant currency basis, increased from Q2 2023 to Q3 2023 by 14.9% and increased from Q3 2022 to Q3 2023 by 82.4%.
•	Net cash provided by operating activities was $82.7 million for Q2 2023 and net cash used in operating activities was $52.4 million for Q3 2023.
o	Net cash used in investing activities was $22.3 million for Q2 2023 and net cash provided by investing activities was $62.1 million for Q3 2023.
▪	Cash received under an IP Transit Agreement with T-Mobile was $29.2 million for Q2 2023 and was $87.5 million for Q3 2023.
•	EBITDA was $24.2 million for Q2 2023 and was $43.6 million for Q3 2023.
o	EBITDA, as adjusted for Sprint acquisition costs and $29.2 million cash received under an IP Transit Agreement with T-Mobile for Q2 2023 was $54.1 million.
o	EBITDA, as adjusted for Sprint acquisition costs and $87.5 million of cash received under an IP Transit Agreement with T-Mobile for Q3 2023 was $131.4 million.
•	EBITDA margin for Q2 2023 was 10.1% and was 15.8% for Q3 2023.
o	EBITDA, as adjusted for Sprint acquisition costs and cash received under an IP Transit Agreement with T-Mobile margin for Q2 2023 was 22.5% and was 47.7% for Q3 2023.
•	Cogent approved an increase of $0.01 per share to its regular quarterly dividend for a total of $0.955 per share for Q4 2023 as compared to $0.945 per share for Q3 2023 – Cogent’s forty-fifth consecutive quarterly dividend increase.
o	The Q4 2023 $0.955 dividend per share represents an annual increase of 4.4% from the dividend per share of $0.915 for Q4 2022.
o	The 2023 total dividends per share of $3.760 represents an annual increase of 5.8% from the total dividends per share of $3.555 for 2022.
•	Gross leverage ratio was 5.63 for Q2 2023 and was 4.79 for Q3 2023.
•	Net leverage ratio was 4.56 for Q2 2023 and was 4.24 for Q3 2023

[WASHINGTON, D.C. November 9, 2023] Cogent Communications Holdings, Inc. (NASDAQ: CCOI) (“Cogent”) today announced service revenue of $275.4 million for the three months ended September 30, 2023, an increase of 14.9% from the three months ended June 30, 2023 and an increase of 83.6% from the three months ended September 30, 2022. Foreign exchange rates had no material impact on service revenue growth from the three months ended June 30, 2023 to the three months ended September 30, 2023 and positively impacted service revenue growth from the three months ended September 30, 2022 to the three months ended September 30, 2023 by $1.8 million. On a constant currency basis, service revenue increased by 14.9% from the three months ended June 30, 2023 to the three months ended September 30, 2023 and increased by 82.4% for the three months ended September 30, 2022 to the three months ended September 30, 2023.

On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. On-net revenue was $130.0 million for the three months ended September 30, 2023, an increase of 1.9% from the three months ended June 30, 2023 and an increase of 14.9% from the three months ended September 30, 2022.

Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Off-net revenue was $131.0 million for the three months ended September 30, 2023, an increase of 28.4% from the three months ended June 30, 2023 and an increase of 257.7% from the three months ended September 30, 2022.

In connection with Cogent’s Sprint acquisition, Cogent expanded its offerings of optical wavelength services and optical transport services over its fiber network. Cogent is selling these wavelength services to its existing customers, Sprint customers and to new customers who require dedicated optical transport connectivity without the capital and ongoing expenses associated with owning and operating network infrastructure. Wavelength revenue was $1.6 million from May 1, 2023 (the closing date of the Sprint acquisition) to June 30, 2023 and was $3.0 million for the three months ended September 30, 2023.

Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell. Non-core revenue was $8.6 million for the three months ended June 30, 2023 and was $11.4 million for the three months ended September 30, 2023.

GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue. GAAP gross profit decreased by 78.4% from the three months ended September 30, 2022 to $15.1 million for the three months ended September 30, 2023 and decreased by 69.7% from the three months ended June 30, 2023. GAAP gross margin was 20.8% for the three months ended June 30, 2023 and was 5.5% for the three months ended September 30, 2023.

Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as Non-GAAP gross profit divided by total service revenue. Non-GAAP gross profit increased by 9.9% from the three months ended September 30, 2022 to $102.2 million for the three months ended September 30, 2023 and decreased by 0.3% from the three months ended June 30, 2023. Non-GAAP gross margin was 42.8% for the three months ended June 30, 2023 and was 37.1% for the three months ended September 30, 2023.

Net cash provided by operating activities was $82.7 million for the three months ended June 30, 2023 and net cash used in operating activities was $52.4 million for the three months ended September 30, 2023.

Earnings before interest, taxes, depreciation and amortization (EBITDA), decreased by 24.7% from the three months ended September 30, 2022 to $43.6 million for the three months ended September 30, 2023 and increased by 80.4% from the three months ended June 30, 2023. EBITDA margin was 10.1% for the three months ended June 30, 2023 and was 15.8% for the three months ended September 30, 2023.

EBITDA, as adjusted, for Sprint acquisition costs of $0.7 million and $29.2 million of cash paid under the IP Transit Services Agreement (discussed below) for the three months ended June 30, 2023 was $54.1 million. EBITDA, as adjusted, for Sprint acquisition costs of $0.4 million and $87.5 million of cash paid under the IP Transit Services Agreement for the three months ended September 30, 2023 was $131.4 million.

EBITDA as adjusted for Sprint acquisition costs and $29.2 million of cash paid under the IP Transit Services Agreement, margin was 22.5% for the three months ended June 30, 2023. EBITDA as adjusted for Sprint acquisition costs and $87.5 million of cash paid under the IP Transit Services Agreement, margin was 47.7% for the three months ended September 30, 2023.

Basic and diluted net loss per share were $1.20 for the three months ended September 30, 2023.

Total customer connections increased by 43.3% from September 30, 2022 to 138,025 as of September 30, 2023 and decreased by 8.9% from June 30, 2023. On-net customer connections increased by 8.5% from September 30, 2022 to 89,623 as of September 30, 2023 and decreased by 3.5% from June 30, 2023. Off-net customer connections increased by 175.2% from September 30, 2022 to 36,766 as of September 30, 2023 and decreased by 5.1% from June 30, 2023. Wavelength customer connections were 414 as of June 30, 2023 and were 449 as of September 30, 2023.

The number of on-net buildings increased by 131 from September 30, 2022 to 3,257 as of September 30, 2023 and increased by 30 from June 30, 2023.

IP Transit Services Agreement

On May 1, 2023, the closing date of the Sprint acquisition, Cogent and T-Mobile USA, Inc. (“TMUSA”), a Delaware corporation and direct subsidiary of T-Mobile US, Inc., a Delaware corporation (“T-Mobile”) , entered into an agreement for IP transit services (the “IP Transit Services Agreement”), pursuant to which TMUSA will pay Cogent an aggregate of $700.0 million, consisting of (i) $350.0 million paid in equal monthly installments during the first year after the closing date of the Sprint acquisition and (ii) $350.0 million paid in equal monthly installments over the subsequent 42 months. Amounts billed and amounts paid under the IP Transit Services Agreement were $58.3 million and $29.2 million in the three months ended June 30, 2023, respectively. Amounts billed and amounts paid under the IP Transit Services Agreement were $87.5 million and $87.5 million in the three months ended September 30, 2023, respectively.

Quarterly Dividend Increase Approved

On November 1, 2023, Cogent’s Board approved a regular quarterly dividend of $0.955 per share payable on December 8, 2023 to shareholders of record on November 24, 2023. This fourth quarter 2023 regular dividend represents an increase of $0.01 per share, or 1.1%, from the third quarter 2023 regular dividend of $0.945 per share and an annual increase of 4.4% from the fourth quarter 2022 dividend of $0.915 per share.

The payment of any future dividends and any other returns of capital will be at the discretion of the Board and may be reduced, eliminated or increased and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements, limitations under Cogent’s debt indentures and other factors deemed relevant by the Board.

Residual Impact of COVID-19 Pandemic on Corporate Results

Cogent witnessed a deteriorating real estate market in and around the buildings it serves in central business districts in North America, largely attributable to businesses continuing remote work policies instituted during the COVID-19 pandemic. Because of the rising vacancy levels and falling lease initiations or renewals, Cogent experienced a slowdown in new sales to its corporate customers, which negatively impacted its corporate revenue results. More recently, as the option to fully or partially work from home becomes permanently established at many companies, Cogent’s corporate customers are integrating some of the new applications that became part of the remote work environment, which benefits Cogent’s corporate business as these customers upgrade their Internet access infrastructure to higher capacity connections. During the three months ended September 30, 2023, Cogent continued to see declining vacancy rates and rising office occupancy rates, and to see positive trends in its corporate business in a number of areas of the United States. In other cities, the impact of the pandemic on leasing activity and office occupancy lingers. When companies eventually return to the buildings in which Cogent operates, Cogent believes it will present an opportunity for increased sales. However, the exact timing, path and spread of these positive trends remains uncertain, and Cogent may continue to see increased corporate customer turnover, fewer upgrades of existing corporate customer configurations and fewer new tenant opportunities, which would negatively impact Cogent’s corporate revenue growth.

These and other risks are described in more detail in Cogent’s Annual Report on Form 10-K for the year ended December 31, 2022 and in its Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2023, June 30, 2023 and March 31, 2023.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on November 9, 2023 to discuss Cogent’s operating results for the third quarter of 2023 and expectations for full year 2023. Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at www.cogentco.com/events. A replay of the webcast, together with the press release, will be available on the website following the earnings call. A downloadable file of Cogent’s “Summary of Financial and Operational Results” and a transcript of its conference call will also be available on Cogent’s website following the conference call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP. Cogent specializes in providing businesses with high-speed Internet access, Ethernet transport, and colocation services. Cogent’s facilities-based, all-optical IP network backbone provides services in 227 markets globally.

Cogent Communications is headquartered at 2450 N Street, NW, Washington, D.C. 20037. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
Metric ($ in 000’s, except share, per share, customer connections and network related data) – unaudited
On-Net revenue	$112,634	$111,975	$113,219	$114,949	$116,143	$127,665	$130,049
% Change from previous Qtr.	1.7%	-0.6%	1.1%	1.5%	1.0%	9.9%	1.9%
Off-Net revenue	$36,387	$36,282	$36,611	$36,873	$37,283	$101,984	$130,970
% Change from previous Qtr.	0.2%	-0.3%	0.9%	0.7%	1.1%	173.5%	28.4%
Wavelength revenue (1)	-	-	-	-	-	$1,585	$2,992
% Change from previous Qtr.	-	-	-	-	-	NM	88.8%
Non-Core revenue (2) (17)	$154	$193	$170	$157	$162	$8,572	$11,417
% Change from previous Qtr.	-0.6%	25.3%	-11.9%	-7.6%	3.2%	NM	33.2%
Service revenue – total	$149,175	$148,450	$150,000	$151,979	$153,588	$239,806	$275,429
% Change from previous Qtr.	1.3%	-0.5%	1.0%	1.3%	1.1%	56.1%	14.9%
Constant currency total revenue quarterly growth rate – sequential quarters (3)	1.7%	0.4%	2.0%	1.3%	0.2%	55.9%	14.9%
Constant currency total revenue quarterly growth rate – year over year quarters (3)	2.9%	2.7%	4.3%	5.5%	4.0%	61.4%	82.4%
Constant currency and excise tax impact on total revenue quarterly growth rate – sequential quarters (3)	2.1%	0.6%	1.6%	1.3%	0.1%	51.4%	13.4%
Constant currency and excise tax impact on total revenue quarterly growth rate – year over year quarters (3)	3.5%	3.6%	4.7%	5.7%	3.7%	56.2%	75.5%
Excise Taxes included in service revenue (4)	$3,742	$3,448	$4,118	$4,086	$4,193	$11,040	$14,557
% Change from previous Qtr.	-13.7%	-7.9%	19.4%	-0.8%	2.6%	163.3%	31.9%
Corporate revenue (17)	$86,116	$85,177	$85,495	$85,783	$85,627	$110,998	$120,484
% Change from previous Qtr.	-0.8%	-1.1%	0.4%	0.3%	-0.2%	29.6%	8.5%
Net-centric revenue (16)	$63,060	$63,274	$64,506	$66,196	$67,961	$87,582	$94,936
% Change from previous Qtr.	4.4%	0.3%	1.9%	2.6%	2.7%	28.9%	8.4%
Enterprise revenue (5)	-	-	-	-	-	$41,227	$60,009
% Change from previous Qtr.	-	-	-	-	-	NM	45.6%

Network operations expenses (4)	$57,305	$56,369	$57,044	$56,884	$58,489	$137,271	$173,224
% Change from previous Qtr.	1.8%	-1.6%	1.2%	-0.3%	2.8%	134.7%	26.2%
GAAP gross profit (6)	$69,038	$68,865	$69,883	$71,444	$69,790	$49,793	$15,101
% Change from previous Qtr.	1.2%	-0.3%	1.5%	2.2%	-2.3%	-28.7%	-69.7%
GAAP gross margin (6)	46.3%	46.4%	46.6%	47.0%	45.4%	20.8%	5.5%
Non-GAAP gross profit (3) (7)	$91,870	$92,081	$92,956	$95,095	$95,099	$102,535	$102,205
% Change from previous Qtr.	1.0%	0.2%	1.0%	2.3%	0.0%	7.8%	-0.3%
Non-GAAP gross margin (3) (7)	61.6%	62.0%	62.0%	62.6%	61.9%	42.8%	37.1%
Selling, general and administrative expenses (8)	$34,715	$33,624	$33,079	$37,713	$38,646	$77,640	$58,267
% Change from previous Qtr.	3.5%	-3.1%	-1.6%	14.0%	2.5%	100.9%	-25.0%
Depreciation and amortization expense	$22,688	$23,071	$22,897	$23,563	$25,160	$52,511	$86,734
% Change from previous Qtr.	0.5%	1.7%	-0.8%	2.9%	6.8%	108.7%	65.2%
Equity-based compensation expense	$6,056	$5,907	$6,211	$6,264	$6,581	$6,249	$7,411
% Change from previous Qtr.	0.0%	-2.5%	5.1%	0.9%	5.1%	-5.0%	18.6%
Operating income (loss)	$28,784	$29,566	$28,095	$27,311	$24,312	$(34,604)	$(50,558)
% Change from previous Qtr.	-20.4%	2.7%	-5.0%	-2.8%	-11.0%	NM	46.1%
Interest expense (9)	$14,168	$13,478	$17,948	$21,990	$19,005	$28,653	$24,198
% Change from previous Qtr.	3.3%	-4.9%	33.2%	22.5%	-13.6%	50.8%	-15.5%
Non-cash change in valuation – Swap Agreement (9)	$21,271	$7,510	$16,923	$(2,590)	$(1,847)	$1,305	$4,825
Gain (loss) on bargain purchase (10)	-	-	-	-	-	$1,155,719	$(3,332)
Net income (loss)	$1,137	$11,164	$(8,007)	$851	$6,148	$1,123,863	$(56,723)
Foreign exchange gains on 2024 Euro Notes	$8,014	$23,547	$-	$-	$-	$-	$-
Basic net income (loss) per common share	$0.02	$0.24	$(0.17)	$0.02	$0.13	$23.84	$(1.20)
Diluted net income (loss) per common share	$0.02	$0.24	$(0.17)	$0.02	$0.13	$23.65	$(1.20)
Weighted average common shares – basic	46,575,848	46,691,142	46,736,742	46,885,512	47,037,091	47,137,822	47,227,338
% Change from previous Qtr.	0.3%	0.2%	0.1%	0.3%	0.3%	0.2%	0.2%

Weighted average common shares – diluted	46,929,191	47,029,446	46,736,742	47,196,890	47,381,226	47,526,207	47,227,338
% Change from previous Qtr.	-0.1%	0.2%	-0.6%	1.0%	0.4%	0.3%	-0.6%
EBITDA (3)	$57,155	$58,457	$57,873	$57,138	$56,053	$24,156	$43,587
% Change from previous Qtr.	-0.4%	2.3%	-1.0%	-1.3%	-1.9%	-56.9%	80.4%
EBITDA margin (3)	38.3%	39.4%	38.6%	37.6%	36.5%	10.1%	15.8%
Sprint acquisition costs (15)	$-	$-	$2,004	$244	$400	$739	$351
Cash payments under IP Transit Services Agreement (11)	$-	$-	$-	$-	$-	$29,167	$87,500
EBITDA, as adjusted for Sprint acquisition costs and cash payments under IP Transit Services Agreement (3) (11)	$57,155	$58,457	$59,877	$57,382	$56,453	$54,062	$131,438
% Change from previous Qtr.	-0.4%	2.3%	2.4%	-4.2%	-1.6%	-4.2%	143.1%
EBITDA, as adjusted for Sprint acquisition costs and cash payments under IP Transit Services Agreement, margin (3) (11)	38.3%	39.4%	39.9%	37.8%	36.8%	22.5%	47.7%
Net cash provided by (used in) operating activities	$49,411	$34,403	$53,570	$36,323	$35,821	$82,654	$(52,433)
% Change from previous Qtr.	37.3%	-30.4%	55.7%	-32.2%	-1.4%	130.7%	-163.4%
Capital expenditures	$18,121	$17,288	$23,971	$19,591	$23,204	$37,449	$25,373
% Change from previous Qtr.	18.5%	-4.6%	38.7%	-18.3%	18.4%	61.4%	-32.2%
Principal payments of capital (finance) lease obligations	$5,863	$5,236	$9,859	$24,514	$9,450	$7,797	$41,302
% Change from previous Qtr.	-5.9%	-10.7%	88.3%	148.6%	-61.5%	-17.5%	429.7%
Dividends paid	$41,298	$41,855	$42,729	$43,975	$45,311	$44,907	$45,136
Gross Leverage Ratio (3) (11)	4.94	5.22	5.32	5.39	5.47	5.63	4.79
Net Leverage Ratio (3) (11)	3.58	3.70	3.93	4.20	4.46	4.56	4.24
Customer Connections – end of period (16) (17)
On-Net customer connections	81,627	82,277	82,614	82,620	83,268	92,846	89,623
% Change from previous Qtr.	1.1%	0.8%	0.4%	0.0%	0.8%	11.5%	-3.5%
Off-Net customer connections	12,922	13,160	13,359	13,531	13,785	38,762	36,766
% Change from previous Qtr.	2.0%	1.8%	1.5%	1.3%	1.9%	181.2%	-5.1%

Wavelength customer connections (1)	-	-	-	-	-	414	449
% Change from previous Qtr.	-	-	-	-	-	NM	8.5%
Non-Core customer connections (2) (17)	335	340	348	363	374	19,408	11,187
% Change from previous Qtr.	0.3%	1.5%	2.4%	4.3%	3.0%	NM	-42.4%
Total customer connections (16) (17)	94,884	95,777	96,321	96,514	97,427	151,430	138,025
% Change from previous Qtr.	1.2%	0.9%	0.6%	0.2%	0.9%	55.4%	-8.9%
Corporate customer connections (17)	45,393	45,103	45,176	44,844	44,570	61,284	55,045
% Change from previous Qtr.	-0.1%	-0.6%	0.2%	-0.7%	-0.6%	37.5%	-10.2%
Net-centric customer connections (16)	49,491	50,674	51,145	51,670	52,857	66,711	62,291
% Change from previous Qtr.	2.5%	2.4%	0.9%	1.0%	2.3%	26.2%	-6.6%
Enterprise customer connections (5)	-	-	-	-	-	23,435	20,689
% Change from previous Qtr.	-	-	-	-	-	NM	-11.7%
On-Net Buildings – end of period
Multi-Tenant office buildings	1,824	1,826	1,832	1,837	1,841	1,844	1,860
Carrier neutral data center buildings	1,187	1,216	1,240	1,264	1,294	1,327	1,337
Cogent data centers	54	53	54	54	55	56	60
Total on-net buildings	3,065	3,095	3,126	3,155	3,190	3,227	3,257
Total carrier neutral data center nodes	1,383	1,409	1,433	1,458	1,490	1,526	1,528
Square feet – multi-tenant office buildings – on-net	992,336,259	993,590,499	995,522,774	1,000,044,418	1,001,382,577	1,001,491,002	1,006,523,795
Total Technical Buildings Owned (12)	-	-	-	-	-	482	482
Square feet – Technical Buildings Owned (12)	-	-	-	-	-	1,603,569	1,603,569
Network – end of period (13)
Intercity route miles – Leased (13)	60,869	61,024	61,065	61,292	61,300	72,694	72,694
Metro route miles – Leased (13)	16,614	16,822	17,477	17,616	17,826	22,556	22,128
Metro fiber miles – Leased (13)	40,113	40,529	42,212	42,491	42,863	75,577	69,943

Intercity route miles – Owned (13)	2,748	2,748	2,748	2,748	2,748	21,883	21,883
Metro route miles – Owned (13)	445	445	445	445	445	1,704	1,704
Connected networks – AS’s	7,625	7,685	7,766	7,792	7,864	7,891	7,971
Headcount – end of period (14)
Sales force – quota bearing (14)	479	477	522	548	562	647	637
Sales force – total (14)	620	619	669	698	714	841	833
Total employees (14)	987	988	1,041	1,076	1,107	2,020	1,990
Sales rep productivity – units per full time equivalent sales rep (“FTE”) per month (16)	4.7	4.9	4.6	3.8	4.0	9.2	3.6
FTE – sales reps	453	449	465	503	539	567	621

(1) In connection with the acquisition of the Wireline Business, Cogent began to provide optical wavelength services and optical transport services over its fiber network.

(2) Consists of legacy services of companies whose assets or businesses were acquired by Cogent.

(3) See Schedules of Non-GAAP measures below for definitions and reconciliations to GAAP measures.

(4) Network operations expense excludes equity-based compensation expense of $144, $145, $176, $88, $149, $231 and $370 in the three month periods ended March 31, 2022 through September 30, 2023, respectively. Network operations expense includes excise taxes, including Universal Service Fund fees, of $3,742, $3,448, $4,118, $4,086, $4,193, $11,040 and $14,557 in the three month periods ended March 31, 2022 through September 30, 2023, respectively.

(5) In connection with the acquisition of the Wireline Business, Cogent classified $12.9 million of the Wireline Business monthly recurring revenue and 17,823 customer connections as corporate revenue and corporate customer connections, respectively, $6.5 million of monthly recurring revenue and 5,711 customer connections as net-centric revenue and customer connections, respectively, and $20.1 million of monthly recurring revenue and 23,209 customer connections as enterprise revenue and enterprise customer connections, respectively. Conversely, Cogent reclassified $0.3 million of monthly recurring revenue and 387 customer connections of legacy Cogent monthly recurring revenue to enterprise revenue and enterprise customer connections, respectively ($0.3 million of corporate monthly recurring revenue and 363 corporate customer connections and $0.02 million of net-centric monthly recurring revenue and 24 net-centric customer connections).

(6) GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(7) Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant measures to provide investors. Management uses them to measure the margin available to the company after network service costs, in essence a measure of the efficiency of the Company’s network.

(8) Excludes equity-based compensation expense of $5,912, $5,762, $6,035, $6,176, $6,432, $6,018 and $7,041 in the three month periods ended March 31, 2022 through September 30, 2023, respectively and excludes $2,004, $244, $400, $739 and $351 of Sprint acquisition costs for the three month periods ended September 30, 2022, December 31, 2022, March 31, 2023 June 30, 2023 and September 30, 2023, respectively.

(9) As of September 30, 2023, Cogent was party to an interest rate swap agreement (the “Swap Agreement”) that has the economic effect of modifying the fixed interest rate obligation associated with its Senior Secured 2026 Notes to a variable interest rate obligation based on the Secured Overnight Financing Rate (“SOFR”) so that the interest payable on the 2026 Notes effectively became variable based on overnight SOFR. Interest expense includes $(1.2 million), $3.3 million and $9.5 million of interest (income) expense for the three month periods ended June 30, 2022, December 31, 2022 and June 30, 2023, respectively related to the Swap Agreement.

(10) The estimated gain on bargain purchase from the Sprint acquisition was $1.2 billion as shown below. The amounts presented are provisional and are subject to change as Cogent refines its estimates and inputs used in the calculations of the assets acquired and liabilities assumed.

(In thousands) Gain on bargain purchase
Fair value of net assets acquired	$561,393
Total net consideration to be received from Seller, net of discounts	590,993
Gain on bargain purchase	$1,152,386

(11) Includes cash payments under the IP Transit Services Agreement, as discussed above, of $29.2 million for the three months ended June 30, 2023. Amounts billed and amounts paid under the IP Transit Services Agreement were $58.3 million and $29.2 million in the three months ended June 30, 2023, respectively. Includes cash payments under the IP Transit Services Agreement, as discussed above, of $87.5 million for the three months ended September 30, 2023. Amounts billed and amounts paid under the IP Transit Services Agreement were $87.5 million and $87.5 million in the three months ended September 30, 2023, respectively.

(12) In connection with the acquisition of the Wireline Business, Cogent acquired 482 technical buildings. Four of those buildings have been converted to a Cogent Data Centers.

(13) As of June 30, 2023, leased intercity route miles of dark fiber include 11,376 former Sprint route miles and 61,318 Cogent route miles. As of June 30, 2023, leased metro route miles of dark fiber include 4,527 former Sprint route miles and 18,029 Cogent route miles. As of June 30, 2023, leased metro fiber miles of dark fiber include 32,346 former Sprint fiber miles and 43,231 Cogent fiber miles. As of September 30, 2023, leased intercity route miles of dark fiber include 11,376 former Sprint route miles and 61,318 Cogent route miles. As of September 30, 2023, leased metro route miles of dark fiber include 4,047 former Sprint route miles and 18,081 Cogent route miles. As of September 30, 2023, leased metro fiber miles of dark fiber include 26,602 former Sprint fiber miles and 43,341 Cogent fiber miles. In connection with Cogent’s Sprint acquisition, Cogent acquired 19,135 owned intercity route miles of dark fiber and 1,259 owned metro route miles of dark fiber.

(14) In connection with the acquisition of the Wireline Business Cogent hired 942 total employees, including 75 quota bearing sales employees and 114 sales employees.

(15) In connection with the acquisition of the Wireline Business and negotiation of the related purchase agreement, the Company incurred $2.2 million of professional fees in the year ended December 31, 2022, $0.4 million in the three months ended March 31, 2023, $0.7 million in the three months ended June 30, 2023 and $0.4 million in the three months ended September 30, 2023.

(16) Sales rep productivity for Q2 2023 includes 9,084 net-centric customer connections from a commercial services agreement (“CSA”) with TMUSA entered into in May 2023. Net-centric revenue under the CSA was $7.3 million for the three months ended June 30, 2023 and was $8.0 million for the three months ended September 30, 2023. Net-centric customer connections under the CSA were 8,028 as of June 30, 2023 and were 4,661 as of September 30, 2023.

(17) As of June 30, 2023 total non-core customer connections included 8,486 Session Initiation Protocol (“SIP”) customer connections. This non-core corporate product was discontinued. There were no SIP, non-core customer connections as of September 30, 2023.

NM       Not meaningful

Schedules of Non-GAAP Measures

EBITDA, EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement , EBITDA margin and EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement , margin

EBITDA represents net cash flows provided by operating activities plus changes in operating assets and liabilities, cash interest expense and cash income tax expense. Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is net cash provided by operating activities. The Company also believes that EBITDA is a measure frequently used by securities analysts, investors, and other interested parties in their evaluation of issuers. EBITDA, as adjusted for Sprint acquisition costs and cash payments under the IP Transit Services Agreement with T-Mobile, represents EBITDA plus costs related to the Company’s acquisition of the Wireline Business and cash payments made to the Company under the IP Transit Agreement. EBITDA margin is defined as EBITDA divided by total service revenue. EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Agreement margin is defined as EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Agreement, divided by total service revenue.

The Company believes that EBITDA, EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement, EBITDA margin and EBITDA as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement margin are useful measures of its ability to service debt, fund capital expenditures, pay dividends and expand its business. The company believes its EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement, is a useful measure because it includes recurring cash flows stemming from the IP Transit Services Agreement that are of the same type as contracted payments under commercial contracts. The measurements are an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. EBITDA, EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Agreement, EBITDA margin and EBITDA as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Agreement margin are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, these measures are not intended to reflect the Company’s free cash flow, as they do not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of these measures may also differ from the calculations performed by its competitors and other companies and as such, their utility as a comparative measure is limited.

EBITDA, and EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement, are reconciled to net cash provided by operating activities in the table below.

	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
($ in 000’s) – unaudited
Net cash provided by (used in) operating activities	$49,411	$34,403	$53,570	$36,323	$35,821	$82,654	$(52,433)
Changes in operating assets and liabilities	$(6,294)	$5,108	$(13,017)	$4,152	$1,435	$(90,373)	$51,064
Cash interest expense and income tax expense	14,038	18,946	17,320	16,663	18,797	31,875	44,956
EBITDA	$57,155	$58,457	$57,873	$57,138	$56,053	$24,156	$43,587
PLUS: Sprint acquisition costs	-	-	$2,004	$244	$400	$739	$351
PLUS: Cash payments made to the Company under IP Transit Services Agreement	-	-	-	-	-	29,167	87,500
EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under IP Transit Services Agreement	$57,155	$58,457	$59,877	$57,382	$56,453	$54,062	$131,438
EBITDA margin	38.3%	39.4%	38.6%	37.6%	36.5%	10.1%	15.8%
EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under IP Transit Services Agreement, margin	38.3%	39.4%	39.9%	37.8%	36.8%	22.5%	47.7%

Constant currency revenue is reconciled to service revenue as reported in the tables below.

Constant currency impact on revenue changes – sequential periods

($ in 000’s) – unaudited	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
Service revenue, as reported – current period	$149,175	$148,450	$150,000	$151,979	$153,588	$239,806	$275,429
Impact of foreign currencies on service revenue	516	1,350	1,486	(92)	(1,292)	(417)	10
Service revenue - as adjusted for currency impact (1)	$149,691	$149,800	$151,486	$151,887	$152,296	$239,389	$275,439
Service revenue, as reported – prior sequential period	$147,208	$149,175	$148,450	$150,000	$151,979	$153,588	$239,806
Constant currency revenue increase	$2,483	$625	$3,036	$1,887	$317	$85,801	$35,633
Constant currency revenue percent increase	1.7%	0.4%	2.0%	1.3%	0.2%	55.9%	14.9%

(1)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency impact on revenue changes – prior year periods

($ in 000’s) – unaudited	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
Service revenue, as reported – current period	$149,175	$148,450	$150,000	$151,979	$153,588	$239,806	$275,429
Impact of foreign currencies on service revenue	1,914	3,417	4,246	3,371	1,553	(277)	(1,768)
Service revenue - as adjusted for currency impact (2)	$151,089	$151,867	$154,246	$155,350	$155,141	$239,529	$273,661
Service revenue, as reported – prior year period	$146,777	$147,879	$147,927	147,208	149,175	148,450	$150,000
Constant currency revenue increase	$4,312	$3,988	$6,319	8,142	5,966	91,079	$123,661
Constant currency percent revenue increase	2.9%	2.7%	4.3%	5.5%	4.0%	61.4%	82.4%

(2)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the comparable prior year period. The Company believes that disclosing year over year revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Revenue on a constant currency basis and adjusted for the impact of excise taxes is reconciled to service revenue as reported in the tables below.

Constant currency and excise tax impact on revenue changes – sequential periods

($ in 000’s) – unaudited	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
Service revenue, as reported – current period	$149,175	$148,450	$150,000	$151,979	$153,588	$239,806	$275,429
Impact of foreign currencies on service revenue	516	1,350	1,486	(92)	(1,292)	(417)	10
Impact of excise taxes on service revenue	594	294	(670)	32	(107)	(6,847)	(3,517)
Service revenue - as adjusted for currency and excise taxes impact (3)	$150,285	$150,094	$150,816	$151,919	$152,189	$232,542	$271,922
Service revenue, as reported – prior sequential period	$147,208	$149,175	$148,450	$150,000	$151,979	$153,588	$239,806
Constant currency and excise taxes revenue increase	$3,077	$919	$2,366	$1,919	$210	$78,954	$32,116
Constant currency and excise tax revenue percent increase	2.1%	0.6%	1.6%	1.3%	0.1%	51.4%	13.4%

(3)	Service revenue, as adjusted for currency impact and the impact of excise taxes, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period and adjusting for the changes in excise taxes recorded as revenue between the periods presented. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies and excise taxes on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for the impact of foreign currency and excise taxes, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency and excise tax impact on revenue changes – prior year periods

($ in 000’s) – unaudited	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
Service revenue, as reported – current period	$149,175	$148,450	$150,000	$151,979	$153,588	$239,806	$275,429
Impact of foreign currencies on service revenue	1,914	3,417	4,246	3,371	1,553	(277)	(1,768)
Impact of excise taxes on service revenue	786	1,363	695	250	(451)	(7,592)	(10,439)
Service revenue - as adjusted for currency and excise taxes impact (4)	$151,875	$153,230	$154,941	$155,600	$154,690	$231,937	$263,222
Service revenue, as reported – prior year period	$146,777	$147,879	$147,927	$147,208	$149,175	$148,450	$150,000
Constant currency and excise taxes revenue increase	$5,098	$5,351	$7,014	$8,392	$5,515	$83,487	$113,222
Constant currency and excise tax percent revenue increase	3.5%	3.6%	4.7%	5.7%	3.7%	56.2%	75.5%

(4)	Service revenue, as adjusted for currency impact and the impact of excise taxes, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior year period and adjusting for the changes in excise taxes recorded as revenue between the periods presented. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies and excise taxes on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for the impact of foreign currency and excise taxes, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Non-GAAP gross profit and Non-GAAP gross margin

Non-GAAP gross profit and Non-GAAP gross margin are reconciled to GAAP gross profit and GAAP gross margin in the table below.

	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
($ in 000’s) – unaudited
Service revenue total	$149,175	$148,450	$150,000	$151,979	$153,588	$239,806	$275,429
Minus - Network operations expense including equity-based compensation and depreciation and amortization expense	80,137	79,585	80,117	80,535	83,798	190,013	260,328
GAAP Gross Profit (1)	$69,038	$68,865	$69,883	$71,444	$69,790	$49,793	$15,101
Plus - Equity-based compensation – network operations expense	144	145	176	88	149	231	370
Plus – Depreciation and amortization expense	22,688	23,071	22,897	$23,563	$25,160	$52,511	$86,734
Non-GAAP Gross Profit (2)	$91,870	$92,081	$92,956	$95,095	$95,099	$102,535	$102,205
GAAP Gross Margin (1)	46.3%	46.4%	46.6%	47.0%	45.4%	20.8%	5.5%
Non-GAAP Gross Margin (2)	61.6%	62.0%	62.0%	62.6%	61.9%	42.8%	37.1%

(1)	GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(2)	Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant measures for investors, as they are measures that management uses to measure the margin and amount available to the Company after network service costs, in essence, these are measures of the efficiency of the Company’s network.

Gross and Net Leverage Ratios

Gross leverage ratio is defined as total debt divided by the trailing 12 months EBITDA, as adjusted for Sprint acquisition costs and cash payments under the IP Transit Services Agreement. Net leverage ratio is defined as total net debt (total debt minus cash and cash equivalents) divided by the last 12 months EBITDA, as adjusted for Sprint acquisition costs and cash payments under the IP Transit Services Agreement. Cogent’s gross leverage ratios and net leverage ratios are shown below.

($ in 000’s) – unaudited	As of September 30, 2023	As of June 30, 2023
Cash and cash equivalents & restricted cash	$166,072	$243,953
Debt
Capital (finance) leases – current portion	63,236	20,114
Capital (finance) leases – long term	419,941	311,405
Senior Secured 2026 Notes	500,000	500,000
Senior Unsecured 2027 Notes	450,000	450,000
Total debt	1,433,177	1,281,519
Total net debt	1,267,105	1,037,566
Trailing 12 months EBITDA, as adjusted for Sprint acquisition costs and cash payments from the IP Transit Services Agreement	298,984	227,774
Gross leverage ratio	4.79	5.63
Net leverage ratio	4.24	4.56

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2023 AND DECEMBER 31, 2022

(IN THOUSANDS, EXCEPT SHARE DATA)

	September 30,	December 31,
	2023	2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$109,661	$223,783
Restricted cash	56,411	52,129
Accounts receivable, net of allowance for credit losses of $4,158 and $2,303, respectively	87,170	44,123
Due from T-Mobile, IP Transit Services Agreement, current portion, net of discount of $29,029	237,637	—
Due from T-Mobile, Transition Services Agreement	16,831	—
Prepaid expenses and other current assets	73,541	45,878
Total current assets	581,251	365,913
Property and equipment:
Property and equipment	2,946,723	1,714,906
Accumulated depreciation and amortization	(1,329,114)	(1,170,476)
Total property and equipment, net	1,617,609	544,430
Right-of-use leased assets	364,397	81,601
Intangible assets, net	54,362	—
Deposits and other assets	22,143	18,238
Due from T-Mobile, IP Transit Services Agreement, net of discount of $32,613	284,054	—
Due from T-Mobile, Purchase Agreement, net of discount of $14,444	37,865	—
Total assets	$2,961,681	$1,010,182
Liabilities and stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$29,367	$27,208
Accrued and other current liabilities	120,031	63,889
Due to T-Mobile – Transition Services Agreement	69,629	—
Due to T-Mobile – Purchase Agreement	4,981	—
Current maturities, operating lease liabilities	68,418	12,005
Finance lease obligations, current maturities	63,236	17,182
Total current liabilities	355,662	120,284
Senior secured 2026 notes, net of unamortized debt costs of $710 and $905, respectively, and discount of $945 and $1,203, respectively	498,345	497,892
Senior unsecured 2027 notes, net of unamortized debt costs of $1,001 and $1,173, respectively, and discount of $2,095 and $2,456, respectively	446,904	446,371
Operating lease liabilities, net of current maturities	330,993	94,587
Finance lease obligations, net of current maturities	419,941	287,044
Deferred income tax liabilities	388,273	—
Other long-term liabilities	79,435	82,636
Total liabilities	2,519,553	1,528,814
Commitments and contingencies:
Stockholders’ equity (deficit):
Common stock, $0.001 par value; 75,000,000 shares authorized; 48,612,382 and 48,013,330 shares issued and outstanding, respectively	49	48
Additional paid-in capital	598,494	575,064
Accumulated other comprehensive loss	(19,761)	(19,156)
Accumulated deficit	(136,654)	(1,074,588)
Total stockholders’ equity (deficit)	442,128	(518,632)
Total liabilities and stockholders’ equity (deficit)	$2,961,681	$1,010,182

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2023 AND SEPTEMBER 30, 2022

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended	Three Months Ended
	September 30, 2023	September 30, 2022
	(Unaudited)	(Unaudited)
Service revenue	$275,429	$150,000
Operating expenses:
Network operations (including $370 and $176 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	173,594	57,220
Selling, general, and administrative (including $7,041 and $6,035 of equity-based compensation expense, respectively)	65,308	39,114
Acquisition costs – Sprint Wireline Business	351	2,004
Depreciation and amortization	86,734	22,897
Total operating expenses	325,987	121,235
Loss on lease transactions	—	(670)
Operating (loss) income	(50,558)	28,095
Interest expense	(24,198)	(17,948)
Loss on bargain purchase – Sprint Wireline Business	(3,332)	—
Change in valuation – interest rate swap agreement	(4,825)	(16,923)
Interest income – IP Transit Services Agreement	10,299	—
Interest income – Purchase Agreement	664	—
Interest income and other, net	1,604	(262)
Income before income taxes	(70,346)	(7,038)
Income tax benefit (expense)	13,623	(969)
Net loss	$(56,723)	$(8,007)

Comprehensive loss:
Net loss	$(56,723)	$(8,007)
Foreign currency translation adjustment	(4,134)	(7,752)
Comprehensive loss	$(60,857)	$(15,759)

Net loss per common share:
Basic net loss per common share	$(1.20)	$(0.17)
Diluted net loss per common share	$(1.20)	$(0.17)
Dividends declared per common share	$0.945	$0.905

Weighted-average common shares - basic	47,227,338	46,736,742

Weighted-average common shares - diluted	47,227,338	46,736,742

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND SEPTEMBER 30, 2022

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Nine Months Ended	Nine Months Ended
	September 30, 2023	September 30, 2022
	(Unaudited)	(Unaudited)
Service revenue	$668,822	$447,625
Operating expenses:
Network operations (including $750 and $465 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	369,734	171,183
Selling, general, and administrative (including $19,491 and $17,709 of equity-based compensation expense, respectively)	194,046	119,129
Acquisition costs – Sprint Wireline Business	1,490	2,004
Depreciation and amortization	164,403	68,659
Total operating expenses	729,673	360,975
Gains on lease terminations	—	(210)
Operating (loss) income	(60,851)	86,440
Interest expense	(71,855)	(45,594)
Gain on bargain purchase – Sprint Wireline Business	1,152,386	—
Change in valuation – interest rate swap agreement	(4,283)	(45,703)
Unrealized foreign exchange gain on 2024 Euro Notes	—	31,561
Loss on debt extinguishment and redemption- 2024 Euro Notes	—	(11,885)
Interest income – IP Transit Services Agreement	17,968	—
Interest income – Purchase Agreement	1,170	—
Interest income and other, net	5,154	(462)
Income before income taxes	1,039,689	14,357
Income tax benefit (expense)	33,599	(10,063)
Net income	$1,073,288	$4,294

Comprehensive income (loss):
Net income	$1,073,288	$4,294
Foreign currency translation adjustment	(605)	(17,410)
Comprehensive income (loss)	$1,072,683	$(13,116)

Net income per common share:
Basic net income per common share	$22.72	$0.09
Diluted net income per common share	$22.54	$0.09
Dividends declared per common share	$2.805	$2.640

Weighted-average common shares - basic	47,234,025	46,759,632

Weighted-average common shares - diluted	47,624,709	47,097,580

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2023 AND SEPTEMBER 30, 2022

(IN THOUSANDS)

	Three Months Ended	Three Months Ended
	September 30, 2023	September 30, 2022
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(56,723)	$(8,007)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	86,734	22,897
Amortization of debt discount and premium	334	315
Amortization of discounts, due from T-Mobile, IP Transit Services & Purchase Agreements	(10,963)	—
Equity-based compensation expense (net of amounts capitalized)	7,411	6,211
Loss on bargain purchase – Sprint Wireline Business	3,332	—
Gains - equipment transactions and other, net	354	2,223
Deferred income taxes	(36,319)	1,544
Changes in operating assets and liabilities:
Accounts receivable	1,671	426
Prepaid expenses and other current assets	9,377	(4,254)
Change in valuation – interest rate swap agreement	4,825	16,923
Due to T-Mobile – Transition Services Agreement	9,530	—
Due from T-Mobile – Transition Services Agreement	(9,816)	—
Unfavorable lease liabilities	(9,705)	—
Accounts payable, accrued liabilities and other long-term liabilities	(52,165)	14,910
Deposits and other assets	(310)	382
Net cash (used in) provided by operating activities	(52,433)	53,570
Cash flows from investing activities:
Cash receipts - IP Transit Agreement – T-Mobile	87,500	—
Purchases of property and equipment	(25,373)	(23,971)
Net cash provided by (used in) investing activities	62,127	(23,971)
Cash flows from financing activities:
Dividends paid	(45,136)	(42,729)
Proceeds from exercises of stock options	402	92
Principal payments of finance lease obligations	(41,302)	(9,859)
Net cash used in financing activities	(86,036)	(52,496)
Effect of exchange rates changes on cash	(1,539)	(3,286)
Net decrease in cash, cash equivalents and restricted cash	(77,881)	(26,183)
Cash, cash equivalents and restricted cash, beginning of period	243,953	349,847
Cash, cash equivalents and restricted cash, end of period	$166,072	$323,664

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND SEPTEMBER 30, 2022

(IN THOUSANDS)

	Nine Months Ended	Nine Months Ended
	September 30, 2023	September 30, 2022
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$1,073,288	$4,294
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	164,403	68,659
Amortization of debt discount and premium	986	1,144
Amortization of discounts, due from T-Mobile, IP Transit Services & Purchase Agreements	(19,138)	—
Equity-based compensation expense (net of amounts capitalized)	20,241	18,174
Gain on bargain purchase – Sprint Wireline Business	(1,152,386)	—
Gains - equipment transactions and other, net	(277)	3,531
Loss on debt extinguishment and redemption – 2024 Euro Notes	—	11,885
Unrealized foreign currency exchange gain on 2024 Euro Notes	—	(31,561)
Deferred income taxes	(63,509)	4,682
Changes in operating assets and liabilities:
Accounts receivable	(3,247)	(3,103)
Prepaid expenses and other current assets	(4,763)	(9,404)
Change in valuation – interest rate swap agreement	4,283	45,703
Due to T-Mobile – Transition Services Agreement	69,629	—
Due from T-Mobile – Transition Services Agreement	(16,831)	—
Unfavorable lease liabilities	(16,174)	—
Accounts payable, accrued liabilities and other long-term liabilities	9,715	23,144
Deposits and other assets	(177)	236
Net cash provided by operating activities	66,043	137,384
Cash flows from investing activities:
Cash receipts - IP Transit Agreement – T-Mobile	116,667	—
Acquisition of Sprint Wireline Business, net of $47.1 million of cash acquired	(14,037)	—
Purchases of property and equipment	(86,023)	(59,380)
Net cash provided by (used in) investing activities	16,607	(59,380)
Cash flows from financing activities:
Dividends paid	(135,354)	(125,882)
Redemption and extinguishment – 2024 Euro Notes	—	(375,354)
Net proceeds from issuance of senior unsecured 2027 Notes - net of debt costs of $1,290	—	446,010
Proceeds from exercises of stock options	787	426
Principal payments on installment payment agreement	—	(790)
Principal payments of finance lease obligations	(58,549)	(20,958)
Net cash used in financing activities	(193,116)	(76,548)
Effect of exchange rates changes on cash	626	(6,416)
Net decrease in cash, cash equivalents and restricted cash	(109,840)	(4,960)
Cash, cash equivalents and restricted cash, beginning of period	275,912	328,624
Cash, cash equivalents and restricted cash, end of period	$166,072	$323,664

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including the impact of our acquisition of the Wireline Business, including our difficulties integrating our business with the acquired Wireline Business, which may result in the combined company not operating as effectively or efficiently as expected; transition services required to support the acquired Wireline Business and the related costs continuing for a longer period than expected,; transition related costs associated with the acquisition; the COVID-19 pandemic and the related government policies; future economic instability in the global economy, including the risk of economic recession, recent bank failures and liquidity concerns at certain other banks or a contraction of the capital markets, which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the US Universal Service Fund on the basis of our Internet revenue; changes in government policy and/or regulation, including net neutrality rules by the United States Federal Communications Commission and in the area of data protection; cyber-attacks or security breaches of our network; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements and right-of-way agreements on favorable terms; our reliance on a few equipment vendors, and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber and right-of-way providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; our ability to make payments on our indebtedness as they become due and outcomes in litigation, risks associated with variable interest rates under our interest rate swap agreement, and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2022 and our Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023 and September 30, 2023. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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